Exhibit 10.33
DEBT CONVERSION AGREEMENT
     THIS DEBT CONVERSION AGREEMENT (this “Agreement”) is entered into as of January 13, 2011, by and among Myriant Technologies, Inc., a Delaware corporation (the “Company”), and each of the parties set forth on Schedule A hereto (each a “Noteholder”, and together, the “Noteholders”).
RECITALS
     WHEREAS, the Company has entered into that certain Class A Common Stock Purchase Agreement by and between the Company and PTT Chemical International Private Limited, a company incorporated in the Republic of Singapore (the “Class A Purchase Agreement”) pursuant to which the Company will receive additional financing through the sale and issuance of Class A Common Stock;
     WHEREAS, in connection with the transactions contemplated by the Class A Purchase Agreement, the Company’s predecessor company, Myriant Technologies, LLC (the “Predecessor Company”), was converted to a Delaware corporation pursuant to a Certificate of Conversion dated January 10, 2011;
     WHEREAS, each Noteholder holds a 15% Secured Convertible Note(s) of the Company (each a “Note”, and together, the “Notes”) in the aggregate principal amount and accrued interest as of the date of this Agreement set forth opposite such Noteholder’s name under the heading “Principal and Accrued Interest” on Schedule A hereto;
     WHEREAS, each Noteholder holds a warrant(s) to purchase membership interests of the Predecessor Company at an exercise price of US$6.00 per unit (the “Warrants”), it being understood that the term “Warrants” does not include any other warrants of the Predecessor Company, including those warrants to purchase membership interests in the Predecessor Company for US$0.01, US$10.00 and US$13.00 per interest, respectively, and does not include 1,922 of the $6.00 warrants held by Itera Ethanol, LLC and 15,212 of the $6.00 warrants held by Specialty Chemicals, LLC;
     WHEREAS, the Company and the Noteholders agree that the Warrants are exercisable for shares of Common Stock, US$0.0001 par value per share, of the Company (“Common Stock”), at an exercise price of US$6.00 per share;
     WHEREAS, each Noteholder desires to (i) purchase the number of shares of Common Stock set forth opposite such Noteholder’s name under the heading “Warrant Shares” on Schedule A hereto (the “Warrant Shares”), on the terms and conditions set forth herein, by exercising such Noteholder’s Warrant for such number of shares of Common Stock, the proceeds from which shall be used by the Company to prepay an equal dollar amount of the unpaid principal and accrued and unpaid interest under such Noteholder’s Note(s) (the “Prepayment”); provided, however, that the Prepayment shall be a cashless transaction paid by offset against the Notes, and (ii) after giving effect to the Prepayment, convert all of the remaining unpaid principal and accrued and unpaid interest under the Note(s) into the number of shares of Class B Common Stock, $0.0001 par value per share, of the Company (“Class B Common Stock”) set forth opposite such Noteholder’s name under the heading “Note Shares” on Schedule A hereto

(the “Note Shares”, and together with the Warrant Shares, the “Shares”), at a conversion price of $5.35 per share.
     WHEREAS, the Company desires to issue and sell the Shares to the Noteholders on the terms and conditions set forth herein; and
     WHEREAS, in connection with such purchase and sale, the Noteholders and the Company desire to enter into that certain Investors’ Rights Agreement by and among the Company and the parties named therein (the “Rights Agreement”), that certain Voting Agreement by and among the Company and the parties named therein (the “Voting Agreement”) and that certain Right of First Refusal and Co-Sale Agreement by and among the Company and the parties named therein (the “Co-Sale Agreement”) and the Company will enter into the Class A Purchase Agreement (together with the Rights Agreement, the Voting Agreement and the Co-Sale Agreement, the “Transaction Agreements”).
     NOW, THEREFORE, the parties agree as follows:
SECTION 1. AGREEMENT TO SELL AND PURCHASE
     1.1 Authorization of Shares. The Company has authorized the sale and issuance to the Noteholders of the Shares, severally and not jointly, which have the rights, preferences, privileges and restrictions set forth in the Certificate of Incorporation of the Company, as amended and restated as of the date of this Agreement and in the form provided to the Noteholders.
     1.2 Warrants. Notwithstanding anything to the contrary set forth in the Warrants, the Company and the Noteholders acknowledge and agree that the Warrants shall be exercisable for shares of Common Stock at an exercise price of US$6.00 per share.
     1.3 Notes Conversion. Notwithstanding anything to the contrary set forth in (i) the Notes, (ii) that certain Third Amended and Restated Note Purchase Agreement, dated July 29, 2010, as amended, by and among the Company, certain of the Noteholders and Plainfield Direct LLC, as administrative agent, or (iii) and that certain Bridge Note Purchase Agreement, dated November 5, 2010, by and among the Company, certain of the Noteholders and Plainfield Direct LLC, as administrative agent (collectively, the “Note Purchase Agreements”), but subject to Section 6.1(a) below, the Company and the Noteholders acknowledge and agree that the Notes held by them shall be converted into the Note Shares pursuant to the terms of this Agreement at a conversion price of $5.35 per share.
     1.4 Sale And Purchase. Subject to the terms and conditions of this Agreement, at the Conversion Closing (as defined in Section 2.1):
     (a) the Company shall issue and sell to each Noteholder, severally and not jointly, and each Noteholder, severally and not jointly, shall purchase the Warrant Shares from the Company by exercise of the Warrants;

     (b) the Company shall use all proceeds due from the sale of the Warrant Shares to each Noteholder to prepay an equal dollar amount of the unpaid principal and accrued and unpaid interest owed to such Noteholder under the Notes; and
     (c) the remaining unpaid principal and accrued and unpaid interest under the Note(s) owed to each Noteholder, after giving effect to the exercise of the Warrants and the Prepayment as set forth in Sections 1.4(a) and (b) above, shall be converted into the Note Shares at the conversion price of $5.35 per Note Share;
provided, that the Company and each Noteholder acknowledges and agrees that the Warrant Shares and the Notes Shares are being issued pursuant to cashless transactions paid by offset against the relevant Note(s).
SECTION 2. CLOSING, DELIVERY AND PAYMENT
     2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (including, the closing of Prepayment of the Notes and the conversion of all of the remaining unpaid principal and accrued and unpaid interest under the Notes contemplated by this Agreement) (the “Conversion Closing”) shall take place at the offices of DLA Piper LLP (US), 33 Arch Street, 26th Floor, Boston, Massachusetts immediately prior but subject to, the closing of the transactions contemplated by the Class A Purchase Agreement, or at such other time, place and manner as the Company and the Noteholders mutually agree in writing (such date, the “Conversion Closing Date”).
     2.2 Deliveries. At the Conversion Closing, subject to the terms hereof, each Noteholder will deliver to the Company (i) the original Note(s) marked “Cancelled” and (ii) a fully executed Subscription Form, substantially in the form of Exhibit A hereto, for the number of Warrant Shares set forth opposite such Noteholder’s name under the heading “Warrant Shares” on Schedule A hereto. At the Conversion Closing, subject to the terms and conditions hereof, the Company will deliver to each Noteholder a certificate representing the Warrant Shares, a certificate representing the Note Shares and a check in an amount to cover any fractional Shares issuable hereunder.
SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company hereby represents and warrants to the Noteholders as follows:
     3.1 Organization, Good Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority under all applicable provisions of law to execute and deliver this Agreement, to carry out its provisions and to issue and sell the Shares.
     3.2 Authorization; Binding Obligations. All action on the part of the Company, its officers, directors and stockholders necessary for the lawful execution and delivery of this Agreement, the performance of all obligations of the Company hereunder at the Conversion Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken. This Agreement is valid and binding against the Company, does not conflict with the laws of the State of Delaware and is enforceable against the Company in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company or its subsidiaries is a party.
     3.4 Shares. The Shares to be issued and delivered to the Noteholders upon conversion of the Notes and exercise of the Warrants have been duly authorized and when issued upon such conversion or exercise, will be validly issued, fully-paid and non-assessable.
     3.5 Offering Valid. Assuming the accuracy of the representations and warranties of the Noteholders contained in Section 4.3 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.
     SECTION 4. REPRESENTATIONS AND WARRANTIES OF NOTEHOLDERS
     Each Noteholder hereby severally represents and warrants to the Company as follows:
     4.1 Requisite Power and Authority. The Noteholder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on the Noteholder’s part necessary for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Conversion Closing.
     4.2 Ownership of Warrants and Notes. The Noteholder owns, beneficially and of record, the Warrants and the Notes being exercised and converted, respectively, hereunder, free and clear of any encumbrance, security interest, lien, option, pledge, or rights of others created by the Noteholder.
     4.3 Investment Representations. The Noteholder understands that the Shares have not been registered under the Securities Act. The Noteholder also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Noteholder’s representations contained in this Agreement. Each Noteholder hereby severally represents and warrants to the Company as follows:
          (a) Noteholder Bears Economic Risk. The Noteholder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Noteholder must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Noteholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Noteholder to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times the Noteholder might propose.
          (b) Acquisition for Own Account. The Noteholder is acquiring the Shares for the Noteholder’s own account for investment only, and not with a view towards their distribution.
          (c) Noteholder Can Protect its Interest. The Noteholder represents that by reason of the Noteholder’s business or financial experience, the Noteholder has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.
          (d) Rule 144. The Noteholder acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Noteholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited “broker’s transaction” or in transactions directly with a “market maker” (as such term is defined under the Securities Exchange Act of 1934, as amended), and the number of shares being sold during any three-month period not exceeding specified limitations.
     4.4 Legends. The Noteholder understands that the Shares may bear one or more customary restrictive legends relating to the foregoing provisions of this Section 4.
SECTION 5. CONDITIONS TO CLOSING
     5.1 Conditions to Each Noteholder’s Obligations at the Closing. Each Noteholder’s obligations to purchase the Shares at the Conversion Closing are subject to the satisfaction, at or prior to the Conversion Closing, of the following conditions:
          (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Conversion Closing Date with the same force and effect as if they had been made as of the Conversion Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Conversion Closing.
          (b) Legal Investment. On the Conversion Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Noteholder and the Company are subject.
          (c) Consents, Permits and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, including the unanimous consent of the Noteholders holding all of the outstanding Notes.

          (d) Transaction Agreements. The Company and the other parties named therein (other than the individual Noteholder but including the other Noteholders) shall have executed and delivered the Transaction Agreements, and the Closing, as defined in and as contemplated by the Class A Purchase Agreement, shall have occurred.
          (e) Obligations of Predecessor Company. The Company shall have agreed to assume all of the outstanding obligations of the Predecessor Company in connection with the conversion of the Predecessor Company from a Delaware limited liability company into a Delaware corporation.
          (f) Restrictions on Transfer. Any restrictions on transfer set forth in Article IX of the Limited Liability Company Agreement of Myriant Technologies, LLC, dated as of July 16, 2009 shall be of no further force and effect and any restrictions on the Shares shall be as required by applicable federal, state or foreign securities laws and as otherwise set forth in legends to be endorsed on the certificates representing the Shares as required by the Transaction Agreements to which the Noteholder is a party.
     5.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at the Conversion Closing to each Noteholder is subject to the satisfaction, on or prior to the Conversion Closing, of the following conditions:
          (a) Representations and Warranties True. The representations and warranties made by such Noteholder in Section 4 hereof shall be true and correct in all material respects at the date of the Conversion Closing, with the same force and effect as if they had been made on and as of said date.
          (b) Consents, Permits and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, including the unanimous consent of the Noteholders holding all of the outstanding Notes.
          (c) Subscription Forms. Such Noteholder shall have delivered to the Company a fully executed Subscription Form.
          (d) Transaction Agreements. Such Noteholder and the other parties named therein (other than the Company but including the other Noteholders) shall have executed and delivered the Transaction Agreements, other than the Class A Purchase Agreement, and the Closing, as defined in and as contemplated by the Class A Purchase Agreement, shall have occurred.
SECTION 6. MISCELLANEOUS
     6.1 Waiver.
          (a) Waiver and Release by the Noteholders. Each Noteholder hereby irrevocably and unconditionally, retroactively and proactively, (i) pursuant to Section 18.1 of the Note Purchase Agreements and Notes and generally under the Warrants, waives any rights that such Noteholder may have under the Note Purchase Agreements (other than Section 16.1), the

Notes and the Warrants with respect to the optional conversion, notice periods for prepayment and allocation requirements in the case of partial prepayments of the Notes, the conversion of Myriant Technologies LLC from a Delaware limited liability company to a Delaware corporation (the “Conversion”) and the transactions contemplated by the Class A Purchase Agreement (the “Issuance”), including, but not limited to, (A) any Event of Default (as defined in the Note Purchase Agreements) under the Note Purchase Agreements and the Notes and any default under the Warrants, (B) any remedies that the Noteholders may have regarding any Event of Default under the Note Purchase Agreements or the Notes and any default under the Warrants, (C) any provisions regarding affirmative covenants pursuant to Section 9 of the Note Purchase Agreements, (D) any provisions regarding negative covenants pursuant to Section 10 of the Note Purchase Agreements and (E) any right to notices under the Note Purchase Agreements, the Notes and the Warrants, in each instance without waiving any comparable covenants or agreements under the terms of the agreements (other than the Note Purchase Agreements, the Notes and Warrants) relating to the Conversion and Issuance; provided, however that the waiver provided by the Noteholders pursuant to this Section 6.1(a) and the Conversion and the Issuance are each subject to the closing and effectiveness of the Issuance and the Conversion and shall be deemed null and void and of no further force and effect if either the Issuance or the Conversion is retroactively terminated or deemed null and void for any reason; and provided, further, that the parties to this Agreement hereby acknowledge and agree that all the terms and provisions included in Section 16.1 of the Note Purchase Agreements remain in full force and effect and shall survive the closing of the Conversion and the Issuance, and (ii) releases, acquits, satisfies, quit-claims, exonerates and forever discharges the Company, the Predecessor Company, their subsidiaries and their Related Parties (as defined in the Note Purchase Agreements), excluding the Noteholders, of and from any and all, and all manner of, actions, causes of action, suits, debts, liabilities, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, that any Noteholder or such other entity, ever had, now has, or which any trustee, legal representative, successor or assign of any of the Noteholder or any person or other entity that it controls, or with which the Noteholder is affiliated, hereafter can, shall or may in the future have, against the Company, the Predecessor Company, their subsidiaries and their Related Parties (as defined in the Note Purchase Agreements, whether known or unknown, for, upon or by reason of any matter, cause or thing whatsoever, occurring (or rights thereto occurring) prior to the date hereof, except (x) insofar as such claims may arise from or relate to the fraud, willful misconduct or misappropriation of funds by the Company, the Predecessor Company, their subsidiaries and their Related Parties (as defined in the Note Purchase Agreements), however and whenever arising and (y) in respect of such claims against the Company as a result of a breach of its obligations contemplated by this Agreement.
          (b) Waiver and Release by the Company. In consideration of the entering into of this Agreement, the Company hereby (for itself individually and on behalf of the Predecessor Company and each of its subsidiaries and each other entity it controls or for which it acts) releases, acquits, satisfies, quit-claims, exonerates and forever discharges each Noteholder, its subsidiaries and other affiliates (including, without limitation, Plainfield Asset Management with respect to Plainfield Direct LLC, and their respective Related Parties (as defined in the Note Purchase Agreements)) of and from any and all, and all manner of, actions, causes of action, suits, debts, liabilities, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, that any of the Company, the Predecessor Company or such other entity, ever had, now has, or which any trustee, legal representative, successor or assign of any of the Company, the Predecessor Company, its subsidiaries or any such entity, hereafter can, shall or may in the future have, against each Noteholder, its subsidiaries and its affiliates (including, without limitation, Plainfield Asset Management with respect to Plainfield Direct Inc.), whether known or unknown, for, upon or by reason of any matter, cause or thing whatsoever, occurring (or rights thereto occurring) prior to the date hereof, except in respect of such claims against any Noteholder as a result of a breach of such Noteholder’s obligations contemplated by this Agreement.
     6.2 Termination of Rights. Each Noteholder hereby acknowledges and agrees that, other than with respect to any rights of such Noteholder pursuant to Section 16.1 of the Note Purchase Agreements, all of his, her or its rights under the Note Purchase Agreements, the Note and the Warrant shall terminate upon the Conversion Closing, except only the right of such Noteholder under Section 2.2 hereof.
     6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.
     6.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
     6.5 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.
     6.6 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     6.7 Amendment and Waiver. This Agreement may be amended or modified only upon the written consent of the Company and the Noteholders.
     6.8 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid (or regular mail if registered or certified mail is unavailable in the country of the recipient), (d) if sent within the U.S., one business (1) day after deposit with a recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt or (e) if sent from the U.S. to an address outside the U.S., five business (5)

days after deposit with an internationally recognized courier service, specifying that delivery be made within five (5) business days with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page. If notice is given to the Company, a copy shall also be sent to McDermott Will & Emery LLP, 28 State Street, Boston, MA 02109, Attention: Byron S. Kalogerou, and to DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, CA 94303, Attention: Curtis L. Mo.
     6.9 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.
     6.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and shall not, by themselves, determine the construction of this Agreement.
     6.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
     6.12 Broker’s Fees. Except with respect to an agreement by and between the Company and Morgan Joseph & Co. Inc. for which the Company shall be solely responsible, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.12 being untrue.
     6.13 Interpretation. Capitalized terms used in this Agreement, unless specifically defined herein (including in the recitals hereto), have the meanings assigned to them in the Class A Purchase Agreement.
[Signature page immediately follows.]

     IN WITNESS WHEREOF, the parties hereto have executed this Debt Conversion Agreement as of the date set forth in the first paragraph hereof.

MYRIANT TECHNOLOGIES INC.
By:	/s/ Stephen J. Gatto
	Name:	Stephen J. Gatto
	Title:	President and Chief Executive Officer

PURCHASERS: PLAINFIELD DIRECT LLC
By:	/s/ Thomas X. Fritsch
	Name:	Thomas X. Fritsch
	Title:	Co-General Counsel

Address: 333 Ludlow St. Stamford, CT 06902 PLAINFIELD FINANCE II LLC
By:	/s/ Thomas X. Fritsch
	Name:	Thomas X. Fritsch
	Title:	Managing Director

Address: 333 Ludlow St. Stamford, CT 06902 GREEN CHEM HOLDINGS LLC
By:	/s/ Steven M. Sisselman
	Name:	Steven M. Sisselman
	Title:	President

Address: 9995 Gate Pkwy, Suite 450 Johnsonville, FL 32246

GREEN CHEM SECOND EDITION, LLC
By:	/s/ Steven M. Sisselman
	Name:	Steven M. Sisselman
	Title:	President

Address: 9995 Gate Pkwy, Suite 450 Johnsonville, FL 32246 ITERA ETHANOL LLC
By:	/s/ Steven M. Sisselman
	Name:	Steven M. Sisselman
	Title:	President

Address: 9995 Gate Pkwy, Suite 450 Johnsonville, FL 32246
/s/ Stephen J. Gatto
STEPHEN J. GATTO

Address: 29 Royal Ct. Norwood, MA 02062

Schedule A
Noteholders

			Note Shares
	Principal and	Warrant Shares	(Class B
Noteholder	Accrued Interest	(Common Stock)	Common Stock)
Plainfield Direct LLC	$20,066,777.12	—	2,846,870
Plainfield Finance II LLC	$1,209,366.67	1,007,565	—
Itera Ethanol LLC	$172,040.59	28,673	—
Green Chem Holdings LLC	$722,116.36	46,396	82,942
Green Chem Second Edition, LLC	$345,700.00	—	64,617
Stephen J. Gatto	$478,510.72	34,744	50,476
Total:	$22,994,511.46	1,117,378	3,044,905

EXHIBIT A
SUBSCRIPTION FORM
     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of __________ shares of Class B Common Stock, US$0.0001 par value per share (the “Shares”), of Myriant Technologies Inc., a Delaware corporation (the “Company”), and herewith makes payment therefor, all at the price and on the terms and conditions specified in the Warrant and (ii) if applicable, certificates for the Shares hereby purchased (and any securities or property issuable upon such exercise) to be issued in the name of the undersigned and delivered to the undersigned as follows:

Name	Address

     If Shares and the certificates representing the Shares being purchased pursuant hereto are to be registered in a name or names other than the name of the holder of this Warrant, all transfer taxes payable upon such transfer shall be paid by the undersigned at the time of delivering the notice of exercise and such request.
     The undersigned acknowledges that, if certificated, each certificate for Shares issued upon exercise of the Warrant shall bear a legend to the effect that such Shares may not be transferred except upon compliance with the provisions of the Securities Act and applicable state securities laws, and each certificate for Shares transferred shall bear such a legend unless, in the opinion of counsel for the Company, such legend is not required.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip Code)